Exhibit 99.1

TE HOLDINGS GROUP, LLC
(FORMERLY KNOWN AS TIER ELECTRONICS LLC)
Menomonee Falls, Wisconsin

FINANCIAL STATEMENTS

Including Independent Auditors’ Report

December 31, 2010 and 2009

TE HOLDINGS GROUP, LLC
(FORMERLY KNOWN AS TIER ELECTRONICS LLC)
Table of Contents
December 31, 2010 and 2009

Independent Auditors’ Report

To the Sole Member of
TE Holdings Group, LLC

We have audited the accompanying balance sheets of TE Holdings Group, LLC (the “Company”), formerly known as Tier Electronics LLC, as of December 31, 2010 and 2009, and the related statements of operations, member’s (deficit) equity and cash flows for the year and the eight month period then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TE Holdings Group, LLC as of December 31, 2010 and 2009, and the results of its operations and cash flows for the year and the eight month period then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8 to the financial statements, the Company sold substantially all of its net assets and changed its name on January 21, 2011.

/s/ Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin
April 4, 2011

TE HOLDINGS GROUP, LLC (FORMERLY KNOWN AS TIER ELECTRONICS LLC)
Balance Sheets
December 31, 2010 and 2009

	2010	2009
Assets
Current assets:
Cash and cash equivalents	$66,863	$55,585
Accounts receivable - net	250,986	72,348
Inventories	584,589	382,624
Prepaid and other current assets	6,106	4,933
Total current assets	908,544	515,490
Property and equipment - net	49,753	55,318
Total assets	$958,297	$570,808

Liabilities and Member's (Deficit) Equity
Current liabilities:
Bank line of credit facility	$120,088	$30,000
Current maturities of note payable	57,189	-
Accounts payable	143,982	17,423
Accrued expenses	72,775	59,206
Deferred revenues	617,864	150,595
Accrued compensation and benefits	36,514	20,661
Total current liabilities	1,048,412	277,885
Note payable, less current maturities	4,901	-
Total liabilities	1,053,313	277,885

Member's (deficit) equity	(95,016)	292,923
Total member's (deficit) equity	(95,016)	292,923
Total liabilities and member's (deficit) equity	$958,297	$570,808

See accompanying notes to financial statements

TE HOLDINGS GROUP, LLC (FORMERLY KNOWN AS TIER ELECTRONICS LLC)
Statements of Operations
Year Ended December 31, 2010 and Eight Month Period Ended December 31, 2009

	2010	2009 (Eight Months)

Net Revenues	$1,574,750	$670,277

Costs and Expenses
Cost of product sales	1,248,625	522,582
Advanced engineering, research and development	254,190	160,184
Selling, general, and administrative	276,396	147,934
Depreciation	22,946	13,514
Total Costs and Expenses	1,802,157	844,214

Loss from Operations	(227,407)	(173,937)

Interest Expense	(8,845)	-

Loss Before Provision for Income Taxes	(236,252)	(173,937)

Income Taxes	-	-
Net Loss	$(236,252)	$(173,937)

See accompanying notes to financial statements

TE HOLDINGS GROUP, LLC
(FORMERLY KNOWN AS TIER ELECTRONICS LLC)
Statements of Changes in Member's (Deficit) Equity
Year Ended December 31, 2010 and Eight Month Period Ended December 31, 2009

Total Member's (Deficit) Equity

Balance, May 1, 2009	$511,860

Distributions	(45,000)
Net loss (eight months)	(173,937)
Balance, December 31, 2009	292,923

Distributions	(151,687)
Net loss	(236,252)
Balance, December 31, 2010	$(95,016)

See accompanying notes to financial statements

TE HOLDINGS GROUP, LLC (FORMERLY KNOWN AS TIER ELECTRONICS LLC)
Statements of Cash Flows
Year Ended December 31, 2010 and Eight Month Period Ended December 31, 2009

	2010	2009 (Eight Months)
Cash flows from operating activities
Net loss	$(236,252)	$(173,937)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	22,946	13,514
Provision for doubtful accounts	32,571	27,202
(Increase) decrease in operating assets:
Accounts receivable	(211,209)	19,172
Inventories	(201,965)	(14,688)
Prepaids and other current assets	(1,173)	(4,933)
Increase in operating liabilities:
Accounts payable	126,559	17,423
Accrued expenses	13,569	59,207
Deferred revenues	467,269	115,772
Accrued compensation and benefits	15,853	20,661
Net cash provided by operating activities	28,168	79,393
Cash flows from investing activities
Expenditures for property and equipment	(17,381)	(8,808)
Net cash used in investing activities	(17,381)	(8,808)
Cash flows from financing activities
Net borrowings under bank line of credit facility	90,088	30,000
Proceeds from issuance of note payable	85,000	-
Principal payments on note payable	(22,910)	-
Distributions to member	(151,687)	(45,000)
Net cash provided by (used in) financing activities	491	(15,000)
Net increase in cash and cash equivalents	11,278	55,585
Cash and cash equivalents - beginning of period	55,585	-

Cash and cash equivalents - end of period	$66,863	$55,585

Supplemental Cash Flow Information
Cash paid for interest	$8,845	$-

See accompanying notes to financial statements

TE HOLDINGS GROUP, LLC
(FORMERLY KNOWN AS TIER ELECTRONICS LLC)
Notes to Financial Statements
December 31, 2010 and 2009

NOTE 1 — NATURE OF ORGANIZATION

TE Holdings Group, LLC, formerly known as Tier Electronics LLC, (the “Company”) is in the business of developing, manufacturing, marketing and selling power electronics products for and to original equipment manufacturers in various industries.  The Company is headquartered in Menomonee Falls, Wisconsin, USA.

The Company has developed a portfolio of intelligent power management platforms that directly integrate multiple renewable and conventional onsite generation sources with storage technology. The Company also offers advanced systems to directly connect wind and solar equipment to the grid and systems that can form various levels of micro-grids.  The Company participates in the energy efficiency markets through its hybrid vehicle control systems, and power quality markets with its line of regulation solutions.

As discussed in Note 8, on January 21, 2011, substantially all of the net assets of Company were acquired by DCDC Acquisition Company LLC, a wholly-owned subsidiary of ZBB Energy Corporation.

NOTE 2 — PERIODS OF PRESENTATION AND CHANGE IN YEAR END

On April 30, 2009, the Company’s sole member acquired the remaining 80% ownership interest in the Company from Diversified Technology, Inc.  Prior to that date, the Company’s sole member owned 20% of the Company.  Financial records for periods prior to May 1, 2009 have not been made available to current Company management.  On May 1, 2009, the Company changed its year end from June 30 to December 31. These financial statements include the operating results of the Company for the year ended December 31, 2010 and the eight month period ended December 31, 2009.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of six months or less to be cash equivalents.  The Company maintains its cash on deposit at a financial institution.  At times such balances may exceed federally insurable limits.  The Company has not experienced any losses in such deposits.

Accounts Receivable and Significant Customers

Accounts receivable are stated net of an allowance for doubtful accounts of $28,000 and $10,000 as of December 31, 2010 and 2009, respectively. The allowance is determined based on historical collection experience and a review of the current status of accounts receivable. Accounts outstanding significantly longer then the payment terms are considered past due. The Company writes off accounts receivable when they become uncollectible. The Company does not accrue interest on past due accounts.

The Company sells to various customers.  Three customers individually accounted for approximately 39%, 11% and 10% of net revenues for the year ended December 31, 2010.  Included in accounts receivable as of December 31, 2010 was $150,724, $0 and $0 from these customers.  One customer individually accounted for approximately 51% of net revenues for the eight month period ended December 31, 2009.  This customer did not have any outstanding accounts receivable as of December 31, 2009.  No other customers accounted for more than 10% of the Company’s net revenues during the reporting periods.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of raw materials and work in progress.  The Company evaluates the recoverability of its inventories annually. The Company estimates the recoverable cost of such inventory by product type while considering factors such as its age, historic and current demand trends, the physical condition of the inventory as well as assumptions regarding future demand. The Company’s ability to recover its cost for slow moving or obsolete inventory can be affected by such factors as general market conditions, future customer demand and relationships with suppliers.

Property and Equipment

Property and equipment are stated at cost and depreciation is provided for using primarily the straight-line method over the estimated useful lives of the respective assets.  Major expenditures for property and equipment and significant renewals are capitalized.  Maintenance, repairs, and minor renewals are expensed as incurred.  When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and any resulting gains or losses are included in operations.  Depreciation is provided for on a straight line basis over estimated useful lives of the respective assets.  The estimated useful lives are as follows:

Estimated Useful Lives
Manufacturing equipment	3 - 7 years
Office equipment	3 - 7 years
Vehicle	5 years
Leasehold improvements	7 - 20 years

Impairment of Long-Lived Assets

The Company evaluates the recoverability of the carrying amount of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.  The Company evaluates the recoverability of property and equipment and intangible assets annually or more frequently if events or circumstances indicate that an asset might be impaired.  If an asset is considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.  Management determines fair value using discounted future cash flow analysis or other accepted valuation techniques.  Management believes that there has not been any impairment of the Company's long-lived assets as of December 31, 2010 and 2009.

Warranty Obligations

The Company typically warrants its products for twelve months after installation or eighteen months after date of shipment, whichever first occurs.  Warranty costs are included in cost of goods sold.  While the Company actively engages in monitoring and improving its product technologies, there is only a limited product history and relatively short time frame available to test and evaluate the rate of product failure.  Should actual product failure rates differ from the Company’s estimates, revisions are made to the estimated rate of product failures and resulting changes to the warranty obligation.  In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise.  Changes to the product warranty obligations during the year ended December 31, 2010 and eight month period ended December 31, 2009 are as follows:

	2010	2009
Balance, beginning of period	$40,251	$-
Provision for warranties	38,586	40,251
Claims	(13,034)	-
Balance, end of period	$65,803	$40,251

Revenue Recognition

Revenues are recognized when persuasive evidence of a contractual arrangement exists, delivery has occurred or services have been rendered, the seller’s price to buyer is fixed and determinable, and collectability is reasonably assured. The portion of revenue related to installation and final acceptance, is deferred until such installation and final customer acceptance are completed. The portion of revenue related to engineering and development is recognized ratably upon delivery of the goods pertaining to the underlying contractual arrangement. The Company charges shipping and handling fees when products are shipped or delivered to a customer, and includes such amounts in net revenues. The Company reports its revenues net of estimated returns and allowances.

Shipping Costs

Shipping and handling costs charged to customers have been included in net revenues.  Shipping and handling costs incurred by the Company have been included in cost of goods sold.

Advanced Engineering, Research and Development Expenses

The Company expenses advanced engineering, research and development costs as incurred. These costs consist primarily of labor, overhead, and materials to build prototype units, materials for testing, develop manufacturing processes and include consulting fees and other costs.

Income Taxes

Effective May 1, 2009, the Company’s member elected to treat the Company as an S corporation for federal and state income tax purposes under the Subchapter S provisions of the Internal Revenue Code.  Under such provisions, the Company is generally not subject to federal and state income taxes.  The tax basis income or loss of the Company is reported on the personal income tax returns of its member, and generally no provision for income taxes is included in the financial statements of the Company while the S corporation status is maintained. The Company periodically distributes funds to its member to cover income taxes on the tax basis income of the Company.

The Company accounts for uncertain tax positions under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ ASC”) 740-10, Income Taxes. As of December 31, 2010 and 2009, the Company had no uncertain tax positions.  The Company's policy is to record interest and penalties related to income tax liabilities as income tax expense.  The Company files U.S. Federal and Wisconsin income tax returns.  The Company's U.S. federal income tax returns for the years 2007 and prior, and the Company's Wisconsin income tax returns for the years 2006 and prior are no longer subject to examination by tax authorities.  The Company’s income tax returns are not currently under examination by any tax authority.

Fair Value Information

The carrying amounts of cash and cash equivalents, accounts receivables, prepaid and other current assets, accounts payable, accrued expenses and deferred revenues approximate fair value due to the short-term nature of these instruments. The carrying amounts of the bank line of credit facility and note payable approximates fair value based on the nature of the terms of the underlying debt agreements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncement

In April 2010, the FASB issued ASC 2010-17, Revenue Recognition - Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  This pronouncement codifies the consensus reached in EITF Issue No. 08-9, “Milestone Method of Revenue Recognition.” The amendments to the pronouncement provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Consideration that is contingent on achievement of a milestone in its entirety may be recognized as revenue in the period in which the milestone is achieved only if the milestone is judged to meet certain criteria to be considered substantive. Milestones should be considered substantive in their entirety and may not be bifurcated. An arrangement may contain both substantive and nonsubstantive milestones, and each milestone should be evaluated individually to determine if it is substantive. The Company adopted ASC 2010-17 effective  January 1, 2010.  The adoption had no impact on the Company’s financial statements.

Subsequent Events

Management has evaluated the impact of all subsequent events through April 4, 2011, the date the financial statements were available to be issued, and determined that all subsequent events have been appropriately recognized and disclosed in the accompanying financial statements.

NOTE 4 - INVENTORIES

Inventories consisted of the following as of December 31, 2010 and December 31, 2009:

	2010	2009
Raw materials	$246,636	$149,292
Work in progress	337,953	233,332
Total inventories	$584,589	$382,624

NOTE 5– PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2010 and 2009:

	2010	2009
Equipment	207,862	207,862
Furniture and fixtures	35,949	35,949
Vehicle	8,755	8,755
Leasehold improvements	42,160	24,779
Total, at cost	294,726	277,345
Less, accumulated depreciation	(244,973)	(222,027)
Property and Equipment - Net	$49,753	$55,318

NOTE 6 – BANK LINE OF CREDIT FACILITY AND NOTE PAYABLE

As of December 31, 2010, the Company had the ability to borrow, subject to certain terms and conditions, up to $150,000 under the terms of a line of credit facility with a bank which expires on October 19, 2011.  Outstanding borrowings on the facility amount to $120,088 and $30,000 as of December 31, 2010 and 2009, respectively.  Borrowings on the line of credit facility require monthly interest payments at the 30-day London Interbank Offered Rate (“LIBOR”), plus 6.50%, reset monthly, subject to an interest rate floor of 6.50%.  Prior to October 14, 2010, the interest rate in effect was 30-day LIBOR, plus 5.50%, reset monthly, subject to an interest rate floor of 6.50%.  The interest rate on the borrowings outstanding on this line of credit facility was 6.76% and 6.50% as of December 31, 2010 and 2009, respectively.

On August 10, 2010, the Company borrowed $85,000 under a term note with a bank.  The note is payable in monthly installments of $4,964 through December 31, 2011, with any unpaid principal and interest due on January 31, 2012. Interest accrues at 30-day LIBOR plus 6.00%, subject to an interest rate floor of 6.50%.  The interest rate on the note was 6.50% as of December 31, 2010.

Borrowings against the bank line of credit facility and term note are collateralized by substantially all assets of the Company, a guarantee by the sole member of the Company and the personal residence of the sole member of the Company.

Aggregate annual principal payments required under the bank term note for years subsequent to December 31, 2010 are as follows:

2011	$57,189
2012	4,901
$62,090

The line of credit facility and term note were paid off on January 21, 2011 in connection with the sale of the Company’s net assets.

NOTE 7 – COMMITMENTS

The Company leases its production and office facility from the sole member of the Company, under a month to month lease.  The current rental is $7,000 per month.  Rent expense was $84,000 and $56,000 for the year and eight month period ended December 31, 2010 and 2009, respectively. The Company also pays real estate taxes, utilities, and maintenance expenses.  This lease was terminated on January 21, 2011 in connection with the sale of the Company’s net assets.

NOTE 8 – SALE OF NET ASSETS AND NAME CHANGE

On January 21, 2011, the Company sold substantially all of its net assets to DCDC Acquisition Company LLC, a wholly-owned subsidiary of ZBB Energy Corporation (“ZBB”), for approximately $2,515,000.  The name of the Company was changed to TE Holdings Group, LLC.  The name of DCDC Acquisition Company LLC was changed to Tier Electronics LLC at closing.  The purchase price consisted of a promissory note for $1,350,000, 800,000 shares of ZBB common stock with a fair value of $920,000 as of the January 21, 2011 closing date, the assumption of substantially all of the liabilities of the Company and approximately $62,000 of cash paid to a third party on behalf of the Company and the Company’s sole member.  The promissory note bears interest at a rate of 8.00%, payable monthly.  The principal balance of the note is payable in three annual installments of $450,000 beginning on January 21, 2012.  The promissory note is collateralized by the member interest of Tier Electronics LLC held by ZBB.

If the federal capital gains tax rate exceeds 15% and/or the State of Wisconsin capital gains tax rate exceeds 5.425% at any time prior to the payment in full of the unpaid principal balance and accrued interest on the promissory note, then the principal amount of the promissory note (retroactive to the closing date) shall be increased by an amount equal to the product of (a) the aggregate amount of federal and state capital gain realized by the Company and its sole member, as applicable, in connection with the transactions contemplated by the asset purchase agreement, multiplied by (b) the difference between (i) the combined federal and State of Wisconsin capital gains tax rate as of the date of calculation, minus (ii) the combined federal and State of Wisconsin capital gains tax rate of 20.425% as of the date of the promissory  note.  Any adjustment to the principal amount of the promissory note shall be effected by increasing the amount of the last payment due under the Purchase Note without affecting the next regularly scheduled payment(s) under the promissory note.